CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of VanEck ETF Trust of our reports dated February 27, 2024, relating to the financial statements and financial highlights for the funds constituting VanEck ETF Trust listed in Appendix A (the “Funds”), which appear in the Funds’ Annual Report on Form N-CSR for the year ended December 31, 2023. We also consent to the references to us under the headings "Financial Statements", "Counsel and Independent Registered Public Accounting Firm", "Financial Highlights" and “General Information” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
New York, New York
April 24, 2024

Appendix A

VanEck ETF Trust

VanEck CLO ETF
VanEck Africa Index ETF
VanEck Agribusiness ETF
VanEck Brazil Small-Cap ETF
VanEck ChiNext ETF
VanEck CMCI Commodity Strategy ETF
VanEck Digital India ETF
VanEck Ethereum Strategy ETF
VanEck Gold Miners ETF
VanEck Green Metals ETF
VanEck India Growth Leaders ETF
VanEck Indonesia Index ETF
VanEck Israel ETF
VanEck Junior Gold Miners ETF
VanEck Low Carbon Energy ETF
VanEck Natural Resources ETF
VanEck Office and Commercial REIT ETF
VanEck Oil Refiners ETF
VanEck Oil Services ETF
VanEck Rare Earth/Strategic Metals ETF
VanEck Russia ETF
VanEck Russia Small-Cap ETF
VanEck Steel ETF
VanEck Uranium+Nuclear Energy ETF
VanEck Vietnam ETF